SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Local Bounti Corporation

(Name of Registrant as Specified In Its Charter)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2023

LOCAL BOUNTI CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40125	98-1584830
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 W. Main St.

Hamilton, MT 59840

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (800) 640-4016

N/A

(Former Name or Former Address, if Changed Since Last Report)

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Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	LOCL	New York Stock Exchange
Warrants, each exercisable for one share of Common Stock for $11.50 per share	LOCL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modifications to Rights of Security Holders.

On June 4, 2023, the Board of Directors of Local Bounti Corporation (the “Company”) approved a 1-for-13 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding common stock, par value $0.0001 per share (the “Common Stock”), anticipated to be effective at 12:01 a.m. Eastern Time, June 15, 2023 (the “Effective Time”).

As a result of the Reverse Stock Split, every 13 shares of the Company’s Common Stock issued and outstanding will be automatically reclassified into one new share of the Company’s Common Stock. Proportionate adjustments will be made to the exercise prices and the number of shares underlying the Company’s outstanding equity awards, as applicable, and warrants exercisable for shares of Common Stock, as well as to the number of shares issuable under the Company’s equity incentive plans and certain existing agreements. Accordingly, for the Company’s warrants trading under the symbol “LOCL WS”, every 13 warrants will be exercisable for one share of common stock at an exercise price of $149.50 per share of common stock. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the number of authorized shares of Common Stock or the par value of the Common Stock.

The Reverse Stock Split was approved by the Company’s stockholders at a special meeting of stockholders held on April 26, 2023. On June 4, 2023 the Company’s Board of Directors approved the Reverse Stock Split at the ratio of 1-for-13.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares as a result of the Reverse Stock Split will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing sales price per share of the Common Stock (as adjusted to give effect to the Reverse Stock Split) on the NYSE on June 14, 2023, the last trading day immediately preceding the Effective Time of the Reverse Stock Split.

The shares are expected to begin trading on a split-adjusted basis at the commencement of trading on June 15, 2023. Trading in the Common Stock will continue on the NYSE under the symbol “LOCL” but the new CUSIP number for the Company’s Common Stock following the Reverse Stock Split will be 53960E 205. The Company’s warrants will continue to be traded under the symbol “LOCL WS” and the CUSIP number for the Company’s warrants will remain unchanged.

Stockholders of record will be receiving information from Continental Stock Transfer & Trust Company, the Company’s transfer agent, regarding their stock ownership following the Reverse Stock Split and cash in lieu of fractional share payments, if applicable. Stockholders who hold their shares in brokerage accounts or in “street name” are not required to take any action in connection with the Reverse Stock Split.

Cautionary Notice Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K include “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” “project,” “anticipate,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: statements relating to the timing of the effectiveness of the Reverse Stock Split and the Company’s ability to successfully effect the Reverse Stock Split or realize the anticipated benefits of the Reverse Stock Split. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from results expressed or implied in this press release. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: Local Bounti’s ability to generate significant revenue; the risk that Local Bounti may never achieve or sustain profitability; the risk that Local Bounti could fail to effectively manage its future growth; the risk that Local Bounti will fail to obtain additional necessary capital when needed on acceptable terms or at all; Local Bounti’s ability to complete the build out of its current or additional facilities in the future; Local Bounti’s reliance on third parties for construction, the risk of delays relating to material delivery and supply chains, and fluctuating material prices; Local Bounti’s ability to scale its operations and decrease its cost of goods sold over time; the potential for damage to or problems with Local Bounti’s CEA facilities; the impact that current or future acquisitions, investments or expansions of scope of existing relationships have on Local Bounti’s business, financial condition, and results of operations; unknown liabilities that may be assumed in acquisitions; restrictions contained in Local Bounti’s debt facility agreements with Cargill Financial Services International, Inc.; Local Bounti’s ability to attract and retain qualified employees; Local Bounti’s ability to develop and maintain its brand or brands; Local Bounti’s ability to achieve its sustainability goals; Local Bounti’s ability to maintain its company culture or focus on its vision as it grows; Local Bounti’s ability to execute on its growth strategy; the risk of diseases and pests destroying crops; Local Bounti’s ability to compete successfully in the highly competitive natural food market; Local Bounti’s ability to defend itself against intellectual property infringement claims; Local Bounti’s ability to effectively integrate the acquired operations of any CEA or similar operations which it acquires into its existing operations; changes in consumer preferences, perception, and spending habits in the food industry; the risk that seasonality may adversely impact Local Bounti’s results of operations; Local Bounti’s ability to repay, refinance, restructure, or extend its indebtedness as it comes due; Local Bounti’s ability to comply with the continued listing requirements of the New York Stock Exchange; and other risks and uncertainties indicated from time to time, including those under “Risk Factors” and “Forward-Looking Statements” in Local Bounti’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, as supplemented by other reports and documents Local Bounti files from time to time with the SEC. Local Bounti cautions that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date hereof. Local Bounti does not undertake or accept any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2023	Local Bounti Corporation

	By:	/s/ Kathleen Valiasek
	Name:	Kathleen Valiasek
	Title:	Chief Financial Officer